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                                                                   EXHIBIT d(8)

                      INTERIM INVESTMENT ADVISORY AGREEMENT

This AGREEMENT made as of this 29th day of August, 2001, by and between THE VARIABLE ANNUITY LIFE INSURANCE COMPANY, hereinafter referred to as the "ADVISER," and NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I, hereinafter referred to as "NAFV I."

         The ADVISER and NAFV I recognize the following:

                  (a) The ADVISER is a life insurance company organized under Chapter 3 of the Texas Insurance Code and an investment adviser registered under the Investment Advisers Act of 1940.

                  (b) NAFV I is an investment company organized under the general corporation laws of Maryland, as a series type of investment company issuing separate classes (or series) of stock and is registered as an open-end, management investment company under the Investment Company Act of 1940 (the "1940 Act"). The 1940 Act prohibits any person from acting as an investment adviser of a registered investment company except pursuant to a written contract.

                  (c) NAFV I currently consists of twenty-one portfolios ("Funds"):
                           North American - AG Asset Allocation Fund
                           North American - AG Capital Conservation Fund
                           North American - AG Government Securities Fund
                           North American - AG Growth & Income Fund
                           North American - AG International Equities Fund North American - AG International Government Bond Fund
                           North American - AG Large Cap Growth Fund
                           North American - AG MidCap Index Fund
                           North American - AG 1 Money Market Fund
                           North American - AG Nasdaq-100(R) Index Fund
                           North American - AG Small Cap Index Fund
                           North American - AG Social Awareness Fund
                           North American - AG Stock Index Fund
                           North American - American Century Income & Growth
                           Fund
                           North American - American Century International Growth Fund
                           North American Core Equity Fund
                           North American - Founders/T. Rowe Price Small Cap
                           Fund
                           North American - Putnam Opportunities Fund
                           North American - T. Rowe Price Blue Chip Growth Fund North American - T. Rowe Price Health Sciences Fund North American - T. Rowe Price Science & Technology Fund

                  In accordance with NAFV I's Articles of Incorporation (the "Articles") and Bylaws, new Funds may be added to NAFV I upon approval of NAFV I's Board of Directors without approval of NAFV I's shareholders. This Agreement will apply only to the Fund(s) and any other Fund as may be added or deleted by amendment to the attached Schedule A ("Covered Funds").

         The ADVISER and NAFV I AGREE AS FOLLOWS:

1.       SERVICES RENDERED AND EXPENSES PAID BY ADVISER

         The ADVISER, subject to the control, direction, and supervision of NAFV I's Board of Directors and in conformity with the 1940 Act, all applicable laws and regulations thereunder, all other applicable federal and state laws and regulations, including 817(b) of the Internal Revenue Code of 1986, as amended (the "Code"),

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         NAFV I's Articles, Bylaws, registration statements, prospectus and stated investment objectives, policies and restrictions shall:

                  (a) manage the investment and reinvestment of the assets of the Covered Funds including, for example, the evaluation of pertinent economic, statistical, financial, and other data, the determination of the industries and companies to be represented in each Covered Fund's portfolio, and the formulation and implementation of investment programs.

                  (b) maintain a trading desk and place all orders for the purchase and sale of portfolio investments for each Covered Fund's account with brokers or dealers selected by the ADVISER, or arrange for any other entity to provide a trading desk and to place orders with brokers and dealers selected by the ADVISER, subject to the ADVISER's control, direction, and supervision.

                  (c) furnish to the Covered Funds office space, facilities, equipment and personnel adequate to provide the services described above and pay the compensation to NAFV I's Directors and officers who are interested persons of the ADVISER.

         In performing the services described in paragraph (b) above, the ADVISER shall use its best efforts to obtain for the Covered Funds the most favorable overall price and execution. The ADVISER shall also use its best efforts to obtain for the Covered Funds any tender and exchange offer solicitation fees, other fees, and similar payments available in connection with the portfolio transactions of the Covered Funds. Subject to prior authorization by NAFV I's Board of Directors of appropriate policies and procedures, the ADVISER may cause the Covered Funds to pay to a broker a commission, for effecting a portfolio transaction, in excess of the commission another broker would have charged for effecting the same transaction, if the first broker provided brokerage and/or research services, including statistical data, to the ADVISER. The ADVISER shall not be deemed to have acted unlawfully, or to have breached any duty created by this Agreement, or otherwise, solely by reason of acting according to such authorization.

         The ADVISER shall maintain records adequately demonstrating compliance with its obligations under this Agreement and report periodically to NAFV I's Board of Directors regarding the performance of services under this Agreement.

         Except as otherwise agreed, or as otherwise provided herein, the ADVISER shall bear the expense of discharging its responsibilities hereunder and NAFV I shall pay, or arrange for others to pay, all its expenses other than those which part 2 of this Agreement expressly states are payable to the ADVISER. Expenses payable by NAFV I include, but are not limited to, (i) interest and taxes; (ii) brokerage commissions and other expenses of purchasing and selling portfolio investments; (iii) compensation of its Directors and officers other than those persons who are interested persons of the ADVISER; (iv) fees of outside counsel to and of independent auditors of NAFV I selected by the Board of Directors; (v) fees for accounting services; (vi) custodial, registration, and transfer agency fees; (vii) expenses related to the repurchase or redemption of its shares including expenses related to a program of periodic repurchases or redemptions;
         (viii) expenses related to issuance of its shares against payment therefor by, or on behalf of, the subscribers thereto; (ix) fees and related expenses of registering and qualifying NAFV I and its shares for distribution under state and federal securities laws; (x) expenses of printing and mailing to existing shareholders of registration statements, prospectuses, reports, notices and proxy solicitation materials of NAFV I; (xi) all other expenses incidental to holding meetings of NAFV I's shareholders including proxy solicitations therefor; (xii) expenses for servicing shareholder accounts; (xiii) insurance premiums for fidelity coverage and errors and omissions insurance; (xiv) dues for NAFV I's membership in trade associations approved by the Board of Directors; and (xv) such non-recurring expenses as may arise, including those associated with actions, suits, or proceedings to which NAFV I is a party and the legal obligation which NAFV I may have to indemnify its officers, Directors and employees with respect thereto. NAFV I shall allocate the foregoing expenses among the Covered Funds and, to the extent that any of the foregoing expenses are allocated between the Covered Funds and any other Funds or entities, such allocations shall be made pursuant to methods approved by the Board of Directors.

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2.       COMPENSATION OF ADVISER

         NAFV I shall pay to the ADVISER, as compensation for the services rendered, facilities furnished and expenses paid by the ADVISER, a monthly fee based on each Covered Fund's average monthly net asset value computed for each Covered Fund as provided for in the fee schedule attached hereto as Schedule A. Schedule A may be amended from time to time, provided that amendments are made in conformity with applicable laws and regulations and the Articles and Bylaws of NAFV I. Any change in Schedule A pertaining to any existing or new Fund shall not be deemed to affect the interest of any other Fund and shall not require the approval of shareholders of any other Fund.

         The average monthly net asset value shall be determined by taking the mean average of all of the determinations of net asset value, made in the manner provided in NAFV I's Articles, for each business day during a given calendar month. NAFV I shall pay this fee for each calendar month as soon as practicable after the end of that month.

         The ADVISER shall promptly reduce its monthly fee by the amount of any commissions, tender and exchange offer solicitation fees, other fees, or similar payments received by the ADVISER, or any affiliated person of the ADVISER, in connection with any Covered Fund's portfolio transactions, less the amount of any direct expenses incurred by the ADVISER, or any affiliated person of the ADVISER, in obtaining such commissions, fees, or payments.

         If the ADVISER serves for less than a whole month, the foregoing compensation shall be prorated.

         During the term of this Agreement, the following conditions apply:

                  (a) The fee shall be held in an interest-bearing escrow account with State Street Bank and Trust Company;

                  (b) If a majority of a Covered Fund's outstanding voting securities approve a new investment advisory agreement (the "New Agreement") with the ADVISER within 150 days after the date hereof, the amount in the escrow account (including interest earned thereon) with respect to such Covered Fund shall be paid to the ADVISER; and

                  (c) If a majority of a Covered Fund's outstanding voting securities do not approve a New Agreement with the ADVISER within such 150-day period, the ADVISER shall be paid from the escrow account, the lesser of an amount equal to

                           (i) any costs incurred in performing this Agreement (plus interest earned on that amount in the escrow account); or

                           (ii) the total amount in the escrow account (plus interest earned thereon).

         The Adviser's fees hereunder in respect of a Covered Fund shall be reduced to the extent that any fees are paid by such Covered Fund directly to its investment subadviser pursuant to an Interim Investment Sub-Advisory Agreement of even date herewith.

3.       SCOPE OF ADVISER'S DUTIES

         The ADVISER, and any person controlling, controlled by or under common control with the ADVISER, shall remain free to provide similar investment advisory services to other persons or engage in any other business or activity which does not impair the services which the ADVISER renders to the Covered Funds.

         Except as otherwise required by the 1940 Act, any of the shareholders, Directors, officers and employees of NAFV I may be a shareholder, director, officer or employee of, or be otherwise interested in, the ADVISER, and in any person controlling, controlled by or under common control with the ADVISER; and the ADVISER,

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         and any person controlling, controlled by or under common control with the ADVISER, may have an interest in NAFV I.

         The ADVISER shall not be liable to NAFV I, or to any shareholder in NAFV I, for any act or omission in rendering services under this Agreement, or for any losses sustained in the purchase, holding, or sale of any portfolio security, so long as there has been no willful misfeasance, bad faith, negligence, or reckless disregard of obligations or duties on the part of the ADVISER.

         The ADVISER may from time to time employ or associate with itself any person or persons believed to be particularly fitted to assist in its performance of services under this Agreement, provided that any such person who serves or acts as an investment adviser separate from the ADVISER will do so pursuant to a sub-advisory agreement as provided in the following paragraph. The compensation of any such persons will be paid by the ADVISER, and no obligation will be incurred by, or on behalf of, NAFV I with respect to them.

         Notwithstanding any other provision of this Agreement, NAFV I hereby authorizes the ADVISER to employ an investment sub-adviser for any one or more of the Covered Funds for the purpose of providing investment management services with respect to such Covered Funds, provided that
         (a) the compensation to be paid to such investment sub-adviser shall be the sole responsibility of the ADVISER, (b) the duties and responsibilities of the investment sub-adviser shall be as set forth in a sub-advisory agreement including the ADVISER and the investment sub-adviser as parties, (c) such sub-advisory agreement shall be adopted and approved in conformity with applicable laws and regulations, and (d) such sub-advisory agreement may be terminated at any time, on not more than 60 days' written notice, by the ADVISER on notice to the sub-adviser and NAFV I, by the sub-adviser on notice to the ADVISER and NAFV I, and by NAFV I's Board of Directors or by a majority vote of the Covered Fund's outstanding voting securities on notice to the sub-adviser and the ADVISER.

4.       DURATION OF AGREEMENT

         This Agreement shall become effective as to the Covered Funds set forth on Schedule A on the date hereof and will continue in effect as to a Covered Fund until a New Agreement is approved by shareholders of such Covered Fund or for 150 days, whichever is less.

         This Agreement shall automatically terminate in the event of its assignment. This Agreement may be terminated, without the payment of any penalty, as to any Covered Fund at any time by NAFV I's Board of Directors or by vote of a majority of that Covered Fund's outstanding voting securities, on not more than ten calendar days' written notice to the ADVISER, or by the ADVISER, on not more than 60 days' nor less than 30 days' written notice, or upon such shorter notice as may be mutually agreed upon.

5.       APPLICABILITY OF FEDERAL SECURITIES LAWS

         This Agreement shall be interpreted in accordance with applicable federal securities laws and regulations, including definitions therein and such exemptions as may be granted to the ADVISER or NAFV I by the Securities and Exchange Commission (the "Commission") or such interpretive positions as may be taken by the Commission or its staff. To the extent that the applicable law of the State of Texas, or any of the provisions herein, conflict with applicable provisions of the federal securities laws, the latter shall control.

6.       MISCELLANEOUS PROVISIONS

         For the purposes of this Agreement, the terms "affiliated person," "assignment," "interested person," and "majority of outstanding voting securities" shall have their respective meanings defined in the 1940 Act and the Rules and Regulations thereunder, subject, however, to such exemptions as may be granted to either the ADVISER or NAFV I by the Commission, or such interpretive positions as may be taken by the Commission or its staff, under the 1940 Act, and the term "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

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The parties hereto have each caused this Agreement to be signed in duplicate on its behalf by its duly authorized officer on the above date.

                                                     NORTH AMERICAN FUNDS
                                                     VARIABLE PRODUCT SERIES I

                                                     By:
                                                         ----------------------
                                                     Name:
                                                     Title:
ATTEST:

--------------------------------
Secretary

                                                     THE VARIABLE ANNUITY LIFE
                                                     INSURANCE COMPANY

                                                     By:
                                                         ----------------------
                                                     Name:
                                                     Title:
ATTEST:

--------------------------------
Secretary

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                 NORTH AMERICAN FUNDS VARIABLE PRODUCT SERIES I

                                   SCHEDULE A
                        to Investment Advisory Agreement
                           (Effective August 29, 2001)

Annual Fee computed at the following annual rate, based on average monthly net assets value and payable monthly:

MidCap Index Fund                           0.35% on the first $500 million;
                                            0.25% on assets over $500 million

Stock Index Fund                            0.35% on the first $500 million;
                                            0.25% on assets over $500 million

Small Cap Index Fund                        0.35% on the first $500 million;
                                            0.25% on assets over $500 million

Science & Technology Fund                   0.90%

Growth and Income Fund                      0.75%

Core Equity Fund                            0.80%

North American - Founders                   1.00%
   Large Cap Growth Fund

North American - American                   0.77%
Century Income & Growth Fund

North American - Putnam                     0.95%
     Opportunities Fund

North American - Founders/                  0.90%
     T. Rowe Price Small Cap Fund

North American - American                   1.00%
     Century International Growth Fund

North American - AG                         0.40%
     Nasdaq-100 Index Fund

North American - T. Rowe                    0.80%
     Price Blue Chip Growth Fund

AG Asset Allocation Fund                    0.50%

Money Market Fund                           0.50%

Capital Conservation Fund                   0.50%

Government Securities Fund                  0.50%

Social Awareness Fund                       0.50%
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International Government                    0.50%
     Bond Fund

International Equities Fund                 0.35% on the first $500 million
                                            0.25% on assets over $500 million

North American - T. Rowe                    1.00%
    Price Health Sciences Fund